EXHIBIT 4.15
SUBSIDIARIES OF FEDERAL DATA CORPORATION

                                         AMENDMENT
                                        -----------

                      AMENDMENT (this "Agreement"), dated as of October 22, 1999 among FEDERAL DATA CORPORATION (the "Borrower"), the institutions party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                                      W I T N E S S E T H:
                                      - - - - - - - - - -

        WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement dated as of July 25, 1997 (as amended, modified or supplemented to date, the "Credit Agreement");

        WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

        NOW, THEREFORE, it is agreed:

               1. The reference to "through March 31, 1999" in each of Section 8.04(f) and the definition of Available Amount in Section 10 is changed to read "from October 29, 1999 through March 31, 2000".

               2. In order to induce the Banks to enter into this Agreement, the Borrower represents and warrants that no Default or Event of Default exists on the Effective Date referred to below after giving effect to this Agreement.

               3.  This   agreement  is  limited  as  specified  and  shall  not
constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

               4. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

               5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE Of NEW YORK.

               6. This Agreement shall become effective on the date (the "Effective Date") when each of the Borrower and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to the Agent at its Notice Office.

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               7. At all times on and after the Effective  Date,  all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement after giving effect to this Agreement.

                                      * * *

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                   IN WITNESS  WHEREOF,  each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written:

                                             FEDERAL DATA CORPORATION

                                                 /s/ James M. Dean
                                             BY:
                                                 -------------------------------
                                                 Name: James M. Dean
                                                 Title: Vice President and Chief
                                                               Financial Officer

                                             BANKERS TRUST COMPANY, Individually
                                                        and as agent

                                                 /s/ Gregory Shefrin
                                             BY:
                                                 -------------------------------
                                                 Name: Gregory Shefrin
                                                 Title: Principal

                                             IBJ WHITEHALL BANK & TRUST

                                                        COMPANY

                                                 /s/ David Thalmann
                                             BY:
                                                 -------------------------------
                                                 Name: David Thalmann
                                                 Title: Director

                                             BANK AUSTRIA CREDITANSTALT
                                                 CORPORATE FINANCE, INC.

                                                 /s/ Patrick Rounds
                                             BY:
                                                 -------------------------------
                                                 Name: Patrick Rounds
                                                 Title: Vice President

                                                 /s/ James McCann
                                             BY:
                                                 -------------------------------
                                                 Name: James McCann
                                                 Title: Vice President

                                             FIRST SOURCE FINANCIAL LLP

                                                 /s/ David C. Wagner
                                             BY:
                                                 -------------------------------
                                                 Name: David C. Wagner
                                                 Title: Vice President

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                                             BANKBOSTON, N.A.

                                                 /s/ Marie V. Duprey
                                             BY:
                                                 -------------------------------
                                                 Name: Marie V. Duprey
                                                 Title: Vice President

                                             THE BANK OF NEW YORK

                                                 /s/ Ronald R. Reedy
                                             BY:
                                                 -------------------------------
                                                 Name: Ronald R. Reedy
                                                 Title: Vice President

                                             CREDIT LYONNAIS NEW YORK BRANCH

                                                 /s/ Attila Koc
                                             BY:
                                                 -------------------------------
                                                 Name: Attila Koc
                                                 Title: First Vice President

                                             PNC BANK, NATIONAL ASSOCIATION

                                                 /s/ Troy H. Bell
                                             BY:
                                                 -------------------------------
                                                 Name: Troy H. Bell
                                                 Title: Assistant Vice President

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                                             FIRST UNION COMMERCIAL CORP.

                                                 /s/ Barbara Boehm
                                             BY:
                                                 -------------------------------
                                                 Name: Barbara Boehm
                                                 Title: Vice President